Amendment to Participation Agreement
              Franklin Templeton Variable Insurance Products Trust
                      Franklin Templeton Distributors, Inc.
                          SAFECO Life Insurance Company
                             SAFECO Securities, Inc.

The participation agreement, dated as of May 1, 2000, by and among Franklin Templeton Variable Insurance Products Trust, Franklin Templeton Distributors, Inc., and SAFECO Life Insurance Company (the "Agreement") is hereby amended as follows:

         1.       SAFECO Securities, Inc.  is added as a party to the Agreement.

         2.       The following Section 2.1.12 is added to the Agreement:

                                    "2.1.12 You undertake and agree to comply,
                  and to take full responsibility in complying with any and all laws, regulations, protocols and other requirements relating to money laundering both United States and foreign, including, without limitation, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA Patriot Act), hereinafter, collectively with the rules, regulations and orders promulgated thereunder, the "Act," and any requirements and/or requests in connection therewith, made by regulatory authorities, the Trust or the Underwriter or their duly appointed agents, either generally or in respect of a specific transaction, and/or in the context of a "primary money laundering concern" as defined in the Act.

                  You agree as a condition precedent to any transaction taking or continuing to be in effect, to comply with any and all anti-money laundering laws, regulations, orders or requirements, and without prejudice to the generality of the above, to provide regulatory authorities, the Trust, the Underwriter or their duly appointed agents, with all necessary reports and information for them to fulfill their obligations, if any, under the Act for the purposes of the Trust, the Underwriter, or other third parties complying with any and all anti-money laundering requirements, including, without limitation, the enhanced due diligence obligations imposed by the Act, the filing of Currency Transaction Reports and/or of Suspicious Activity Reports obligations required by the Act, and/or the sharing of information requirements imposed by the Act.

                  In the event satisfactory reports and information are not received within a reasonable time period from the date of the request, the Trust or the Underwriter reserve the right to reject any transaction and/or cease to deal with you and/or the Accounts.

                  Further, you represent that you have not received notice of, and to your knowledge, there is no basis for, any claim, action, suit, investigation or proceeding that might result in a finding that you are not or have not been in compliance with the Act, and the rules and regulations promulgated thereunder. You agree to notify the Trust and the Underwriter immediately if the representation in the previous sentence is no longer true or if you have a reasonable basis for believing that such representation may no longer be true."

          3. Section 9.2 of the Agreement is hereby deleted in its entirety and replaced with the following Section 9.2:

                           "9.2     This Agreement may be terminated immediately
                  by us upon written notice to you if:

                                    9.2.1 (i) you notify the Trust or the
                           Underwriter that the exemption from registration under Section 3(c) of the 1940 Act no longer applies, or might not apply in the future, to the unregistered Accounts, or that the exemption from registration under Section 4(2) or Regulation D promulgated under the 1933 Act no longer applies or might not apply in the future, to interests under the unregistered Contracts; or (ii) the statements made in Section
                           2.1.3 of this Agreement are no longer true or may no longer be true or you notify us that the definitional requirements referred to in that section have ceased to be met or that they might not be met in the future; or

                                    9.2.2 either one or both of the Trust or the
                           Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that you have suffered a material adverse change in your business, operations, financial condition or prospects since the date of this Agreement or are the subject of material adverse publicity; or

                                    9.2.3 you give us the written notice
                           specified above in Section 3.3 and at the same time you give us such notice there was no notice of termination outstanding under any other provision of this Agreement; provided, however, that any termination under this Section 9.2.3 shall be effective forty-five (45) days after the notice specified in Section 3.3 was given; or

                                    9.2.4 you breach any of the provisions of
                           Section 2.1.12 of this Agreement or any of the warranties and representations you make in that
                           Section: (i) were not true on the date such warranties and representations were made; (ii) are no longer true; or (iii) have not been true during any time since such warranties and representations were made."

         4. Section 9.3 of the Agreement is hereby deleted in its entirety and replaced with the following Section 9.3:

                           "9.3 If this Agreement is terminated for any reason,
                  except as required by the Shared Funding Order or pursuant to
                  Section 9.2.1 or Section 9.2.4, above, we shall, at your option, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio pursuant to all of the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement. If this Agreement is terminated as required by the Shared Funding Order, its provisions shall govern."

         5. Schedules B, C, D, E and F of the Agreement are replaced with the Schedules B, C, D, E and F attached hereto, respectively.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date as of May 1, 2002.


Franklin Templeton Variable Insurance                        Franklin Templeton Distributors, Inc.
--------------------------------------                       -------------------------------------
Products Trust
--------------


By:     /s/ Karen L. Skidmore                                By:        /s/ Philip J. Kearns
     ------------------------------------------------             --------------------------
                                                             Name:    Philip J. Kearns
Name:  Karen L. Skidmore                                     Title:   Vice President
Title: Assistant Vice President


SAFECO Life Insurance Company                                SAFECO Securities, Inc.


By:      /s/ Scott L. Bartholomaus                           By:     /s/ Roger F. Harbin
    ----------------------------------------                     -----------------------
Name:  Scott L. Bartholomaus                                 Name:  Roger F. Harbin
Title:     Vice President                                    Title:   President



                                   Schedule B

                             Accounts of the Company


1.       Name:             SAFECO Separate Account C
         Date Established: February 11, 1994
         SEC Registration Number:           811-8052

2.       Name:             SAFECO Separate Account SL
         Date Established:          November 6, 1986
         SEC Registration Number:           811-04909 / 333-30329

3.       Name:             SAFECO Resource Variable Account B
         Date Established:          February 6, 1986
         SEC Registration Number:           811-4716

4.       Name:             SAFECO SAFEFLEX Separate Account D
         Date Established:          March 12, 1993
         SEC Registration Number:   NA


  ...

                                   Schedule C

  Available Portfolios and Classes of Shares of the Trust; Investment Advisers



Portfolio                                                              Investment Adviser

Franklin Small Cap Fund Class 2                               Franklin Advisers, Inc.
Franklin U.S. Government Fund Class 2                         Franklin Advisers, Inc.
Mutual Shares Securities Fund                                 Franklin Mutual Advisers, LLC
Templeton Developing Markets Securities Fund Class 2          Templeton Asset Management Ltd.
Templeton Growth Securities Fund Class 2                      Templeton Global Advisors Limited



                                   Schedule D

                            Contracts of the Company


------ ------------ ------------------------------ ------------------------------- ----------------------------------------------
        Insurance           Product Name               Separate Account Name
  #      Company           Registered Y/N                  Registered Y/N                Classes of Shares and Portfolios
                      1933 Act #, State Form ID              1940 Act #
------ ------------ ------------------------------ ------------------------------- ----------------------------------------------
------ ------------ ------------------------------ ------------------------------- ----------------------------------------------
1      SAFECO       Premier Accumulation Life VUL  SAFECO Separate Account SL      Class 2 shares:
                                                                                   --------------
       Life         1933 Act #: 333-30329                                          Franklin Small Cap Fund
       Insurance    Form No.: LP-9228EP 11/96                                      Franklin U.S. Government Fund
       Company                                                                     Templeton Developing Markets Securities Fund
                                                                                   Mutual Shares Securities Fund
                                                                                   Templeton Growth Securities Fund
------ ------------ ------------------------------ ------------------------------- ----------------------------------------------
------ ------------ ------------------------------ ------------------------------- ----------------------------------------------
2      SAFECO       SAFECO  Safeflex Group VA      SAFECO SAFEFLEX Separate        Class 2 shares:
                                                                                   --------------
       Life         Not Registered                 Account D                       Franklin Small Cap Fund
       Insurance    LPC-333 6/92                                                   Franklin U.S. Government Fund
       Company      LPC-1289 2/01                                                  Templeton Developing Markets Securities Fund
                    LPC-1292 2/01                                                  Mutual Shares Securities Fund
                    (and any State specific                                        Templeton Growth Securities Fund
                    variations)
------ ------------ ------------------------------ ------------------------------- ----------------------------------------------
------ ------------ ------------------------------ ------------------------------- ----------------------------------------------
3      SAFECO       Spinnaker                      SAFECO Separate Account C       Class 2 shares:
                                                                                   --------------
       Life         1933 Act #: 33-69712                                           Franklin Small Cap Fund
       Insurance    LPC-412 7/93                                                   Franklin U.S. Government Fund
       Company      (and any State specific                                        Templeton Developing Markets Securities Fund
                    variations)                                                    Mutual Shares Securities Fund
                                                                                   Templeton Growth Securities Fund
------ ------------ ------------------------------ ------------------------------- ----------------------------------------------
------ ------------ ------------------------------ ------------------------------- ----------------------------------------------
4      SAFECO       Spinnaker Plus                 SAFECO Resource Variable        Class 2 shares:
                                                                                   --------------
       Life         1933 Act #: 33-69600           Account B                       Franklin Small Cap Fund
       Insurance    LPC 417 7/93                                                   Franklin U.S. Government Fund
       Company      (and any State specific                                        Templeton Developing Markets Securities Fund
                    variations)                                                    Mutual Shares Securities Fund
                                                                                   Templeton Growth Securities Fund
------ ------------ ------------------------------ ------------------------------- ----------------------------------------------
------ ------------ ------------------------------ ------------------------------- ----------------------------------------------
5      SAFECO       Spinnaker Advisor              SAFECO Separate Account C       Class 2 shares:
                                                                                   --------------
       Life         1933 Act #:333-41622                                           Franklin Small Cap Fund
       Insurance    LPC-1156 3/00                                                  Franklin U.S. Government Fund
       Company      LPC-1157 3/00                                                  Templeton Developing Markets Securities Fund
                    LPC-1158 3/00                                                  Mutual Shares Securities Fund
                    LPC-1159 3/00                                                  Templeton Growth Securities Fund
                    (and any State specific
                    variations)
------ ------------ ------------------------------ ------------------------------- ----------------------------------------------








                                   Schedule E

                 Other Portfolios Available under the Contracts
                                As Of May 1, 2002


o        SAFECO RST Equity Portfolio                             The following portfolios are available only if you have been
o        SAFECO RST Growth Opportunities Portfolio               continuously invested in them since April 30, 2000.
o        SAFECO RST Northwest Portfolio
o        SAFECO RST Bond Portfolio
o        SAFECO RST Money Market Portfolio                       o        Federated International Equity Fund II
o        SAFECO RST Small Company Value Portfolio                o        Fidelity VIP High Income Portfolio
o        AIM V.I. Aggressive Growth Fund                         o        Fidelity VIP Equity-Income Portfolio
o        AIM V.I. Growth Fund                                    o        Fidelity VIP Overseas Portfolio
o        American Century VP Balanced                            o        Fidelity VIP II Investment Grade Bond Portfolio
o        American Century VP International                       o        Fidelity VIP II Asset Manager Portfolio
o        American Century VP Value                               o        Fidelity VIP II Index 500 Portfolio
o        The Dreyfus Socially Responsible Growth Fund, Inc.      o        Fidelity VIP II Asset Manager: Growth Portfolio
o        Dreyfus IP - MidCap Stock Portfolio                     o        Fidelity VIP II Contrafund(R)Portfolio
o        Dreyfus IP -Technology Growth Portfolio                 o        Fidelity VIP III Balanced Portfolio
o        Dreyfus VIF - Appreciation Portfolio                    o        ING  VP Natural Resources Trust
o        Dreyfus VIF - Quality Bond Portfolio                    o        ING VP Emerging Markets Fund, Inc.
o        Federated High Income Bond Fund II                      o        Wanger U.S. Small Cap
o        Federated Utility Fund II
o        Fidelity VIP Money Market Portfolio
o        Fidelity VIP Growth Portfolio
o        Fidelity VIP III Growth Opportunities Portfolio
o        Fidelity VIP III Growth & Income Portfolio
o        Invesco VIF Real Estate Opportunity Fund
o        J.P. Morgan U.S. Disciplined Equity Portfolio
o        Scudder VSI Balanced Portfolio
o        Scudder VSI International Portfolio



                                   Schedule F

                                Rule 12b-1 Plans

Compensation Schedule

Each Portfolio named below shall pay the following amounts pursuant to the terms and conditions referenced below under its Class 2 Rule 12b-1 Distribution Plan, stated as a percentage per year of Class 2's average daily net assets represented by shares of Class 2.

Portfolio Name                                       Maximum Annual Payment Rate

Franklin Small Cap Fund                                                0.25%
Franklin U.S. Government Fund                                          0.25%
Mutual Shares Securities Fund                                          0.25%
Templeton Developing Markets Securities Fund                           0.25%
Templeton Growth Securities Fund                                       0.25%

Agreement Provisions

         If the Company, on behalf of any Account, purchases Trust Portfolio shares ("Eligible Shares") which are subject to a Rule 12b-1 plan adopted under the 1940 Act (the "Plan"), the Company may participate in the Plan.

         To the extent the Company or its affiliates, agents or designees (collectively "you") provide any activity or service which is primarily intended to assist in the promotion, distribution or account servicing of Eligible Shares ("Rule 12b-1 Services") or variable contracts offering Eligible Shares, the Underwriter, the Trust or their affiliates (collectively, "we") may pay you a Rule 12b-1 fee. "Rule 12b-1 Services" may include, but are not limited to, printing of prospectuses and reports used for sales purposes, preparing and distributing sales literature and related expenses, advertisements, education of dealers and their representatives, and similar distribution-related expenses, furnishing personal services to owners of Contracts which may invest in Eligible Shares ("Contract Owners"), education of Contract Owners, answering routine inquiries regarding a Portfolio, coordinating responses to Contract Owner inquiries regarding the Portfolios, maintaining such accounts or providing such other enhanced services as a Trust Portfolio or Contract may require, or providing other services eligible for service fees as defined under NASD rules. Your acceptance of such compensation is your acknowledgment that eligible services have been rendered. All Rule 12b-1 fees, shall be based on the value of Eligible Shares owned by the Company on behalf of its Accounts, and shall be calculated on the basis and at the rates set forth in the Compensation Schedule stated above. The aggregate annual fees paid pursuant to each Plan shall not exceed the amounts stated as the "annual maximums" in the Portfolio's prospectus, unless an increase is approved by shareholders as provided in the Plan. These maximums shall be a specified percent of the value of a Portfolio's net assets attributable to Eligible Shares owned by the Company on behalf of its Accounts (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its effective Prospectus). The Rule 12b-1 fee will be paid to you within thirty (30) days after the end of the three-month periods ending in January, April, July and October.

         You shall furnish us with such information as shall reasonably be requested by the Trust's Boards of Trustees ("Trustees") with respect to the Rule 12b-1 fees paid to you pursuant to the Plans. We shall furnish to the Trustees, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

         The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Trustees, including the Trustees who are not interested persons of the Trust and who have no financial interest in the Plans or any related agreement ("Disinterested Trustees"). Each Plan may be terminated at any time by the vote of a majority of the Disinterested Trustees, or by a vote of a majority of the outstanding shares as provided in the Plan, on sixty (60) days' written notice, without payment of any penalty. The Plans may also be terminated by any act that terminates the Underwriting Agreement between the Underwriter and the Trust, and/or the management or administration agreement between Franklin Advisers, Inc. and its affiliates and the Trust. Continuation of the Plans is also conditioned on Disinterested Trustees being ultimately responsible for selecting and nominating any new Disinterested Trustees. Under Rule 12b-1, the Trustees have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, the Trust is permitted to implement or continue Plans or the provisions of any agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Trustees are able to conclude that the Plans will benefit each affected Trust Portfolio and class. Absent such yearly determination, the Plans must be terminated as set forth above. In the event of the termination of the Plans for any reason, the provisions of this Schedule F relating to the Plans will also terminate. You agree that your selling agreements with persons or entities through whom you intend to distribute Contracts will provide that compensation paid to such persons or entities may be reduced if a Portfolio's Plan is no longer effective or is no longer applicable to such Portfolio or class of shares available under the Contracts.

Any obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person shall seek satisfaction thereof from shareholders of the Trust. You agree to waive payment of any amounts payable to you by Underwriter under a Plan until such time as the Underwriter has received such fee from the Trust.

The provisions of the Plans shall control over the provisions of the Participation Agreement, including this Schedule F, in the event of any inconsistency.

You agree to provide complete disclosure as required by all applicable statutes, rules and regulations of all rule 12b-1 fees received from us in the prospectus of the Contracts.